As filed with the Securities and Exchange Commission on April 18, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Audentes Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	2836	46-1606174
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

600 California Street, 17th Floor

San Francisco, California 94108

(415) 818-1001

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Matthew R. Patterson

President and Chief Executive Officer

600 California Street, 17th Floor

San Francisco, California 94108

(415) 818-1001

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Effie Toshav Robert Freedman Amanda Rose Fenwick & West LLP 555 California Street, 12th Floor San Francisco, California 94104 (415) 875-2300	Andrew Williamson Charles S. Kim David Peinsipp Cooley LLP 101 California Street, 5th Floor San Francisco, California 94111 (415) 693-2000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.    ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☒ 333-217225

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.     ☒

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.00001 par value	$460,000(1)	$53.31(2)

(1)	Based on the public offering price. The registrant previously registered securities at an aggregate offering price not to exceed $86,250,000 on a Registration Statement on Form S-1 (File No. 333-217225), which was declared effective on April 18, 2017. In accordance with Rule 462(b) promulgated under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $460,000 is hereby registered, which includes shares issuable upon exercise of the underwriters’ option to purchase additional shares and does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1 (File No. 333-217225).
(2)	Pursuant to Rule 457(o) of the rules and regulations under the Securities Act of 1933, as amended, the registration fee has been calculated on the basis of the maximum aggregate offering price and the number of securities being registered has been omitted.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) promulgated under the Securities Act.

EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement (this “Registration Statement”) is being filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement relates to the public offering of common stock, par value $0.00001 per share, of the Registrant contemplated by the Registration Statement on Form S-1 (File No. 333-217225), initially filed with the Commission by the Registrant on April 10, 2017 (as amended, the “Prior Registration Statement”), and is being filed for the sole purpose of registering an increase in the maximum aggregate offering price of $460,000 of securities of the same class as were included in the Prior Registration Statement. The contents of the Prior Registration Statement, which was declared effective by the Commission on April 18, 2017, and all exhibits thereto are hereby incorporated by reference into this Registration Statement.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on this 18th day of April 2017.

AUDENTES THERAPEUTICS, INC.

By:	/s/ Matthew Patterson
Matthew Patterson
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date

/s/ Matthew Patterson Matthew Patterson	President, Chief Executive Officer and Director (Principal Executive Officer)	April 18, 2017

/s/ Tom Soloway Tom Soloway	Chief Financial Officer (Principal Financial and Accounting Officer)	April 18, 2017

* Louis Lange	Director	April 18, 2017

* Scott Morrison	Director	April 18, 2017

* Kush Parmar	Director	April 18, 2017

* Thomas Schuetz	Director	April 18, 2017

* Jonathan Silverstein	Director	April 18, 2017

* Julie Smith	Director	April 18, 2017

* Stephen Squinto	Director	April 18, 2017

* Thomas Woiwode	Director	April 18, 2017

*	Pursuant to Power of Attorney

By:	/s/ Tom Soloway
Tom Soloway
Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Exhibit Description	Incorporated by Reference				Filed Herewith
		Form	File No.	Exhibit	Filing Date

5.1	Opinion of Fenwick & West LLP					X

23.1	Consent of Fenwick & West LLP (contained in Exhibit 5.1)					X

23.2	Consent of KPMG LLP, Independent Registered Public Accounting Firm					X

24.1	Power of Attorney	S-1	333-217225	24.1	4/10/2017